Exhibit 99.1

[LOGO] COREL(TM)

                              For Immediate Release

                    Corel Acquisition by Vector Now Complete

Ottawa, Canada - August 28, 2003 - Corel Corporation (NASDAQ: CORL, TSX: COR) today announced the successful close of the acquisition of Corel by the Vector Capital Group which will result in Vector Capital acquiring all the common shares of Corel for US $1.05 (or approximately Cdn $1.48 based on recent exchange rates) per share. Corel's securities are expected to cease trading by the close of markets today on the NASDAQ and by the close of markets on Tuesday, September 2, 2003 on the TSX.

"This is an exciting day for Corel as we begin a new chapter in the Company's history," said Derek Burney, President and CEO of Corel. "Vector is a committed and enthusiastic partner who will work with Corel to build customer relationships and capitalize on the Company's potential. We look forward to a successful future for Corel as we devote even greater focus and energy to delivering productive software solutions to our customers and partners worldwide."

"We are pleased to complete this transaction and consummate a union which will benefit Corel and its customers," said Alex Slusky, managing partner at Vector Capital. "We are committed to working with Corel's dedicated employees to provide the highest quality software and services to our diverse base of partners and customers worldwide."

About Corel Corporation

Founded in 1985, Corel Corporation (www.corel.com) is a leading technology company specializing in content creation tools, business process management and XML-enabled enterprise solutions. The company's goal is to give consumers and enterprise customers the ability to create, exchange and instantly interact with visual content that is always relevant, accurate and available.

Vector Capital

Vector Capital is a San Francisco-based venture capital and private equity firm focused on special opportunity investments in software and information technology services. Vector serves the needs of growing software companies by actively partnering with their management in creating value for their customers and shareholders. Vector Capital's investments include LANDesk Software, Savi Technology and ProcessClaims. Additional information about Vector Capital can be obtained at www.vectorcapital.com.

This press release contains forward-looking statements as defined by the United States Private Securities Litigation Reform Act of 1995, involving the company's expectations about future financial results and other matters. These

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statements reflect management's current forecast of certain aspects of the company's future business. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results of operations to differ materially from historical results or current expectations. The words "plan", "expect", "believe", "intend", "anticipate", "forecast", "target", "estimate" and similar expressions identify forward-looking statements. Risk factors include shifts in customer demand, product shipment schedules, product mix, competitive products and pricing, technological shifts and other variables. Readers are referred to Corel's most recent reports filed with the Securities and Exchange Commission for a more complete discussion of the other risks and uncertainties. The factors underlying forecasts are dynamic and subject to change. As a result, forecasts speak only as of the date they are given and do not necessarily reflect the company's outlook at any other point in time. The company does not undertake to update or review these forward-looking statements.

                                      -30-

(C) 2003 Corel Corporation. All rights reserved. Corel and the Corel logo are trademarks or registered trademarks of Corel Corporation and/or its subsidiaries. All other product, font and company names and logos are trademarks or registered trademarks of their respective companies.

For further information:

Media:

Corel Corporation                      Vector Capital
Anne Vis                               Heather Busseri
Corel Corporation                      Lute & Company
(613) 728 0826 ex 5182                 (416) 929 5883 ex 224
anne.vis@corel.com                     hbusseri@luteco.com

Investors:

Deborah Pawlowski                      MacKenzie Partners Inc.
KEI Advisors                           Toll free: 1 800 322 2885
(716) 843-3908                         Collect:  (212) 929-5500
dpawlowski@keiadvisors.com             Proxy@mackenziepartners.com